Exhibit 99.28

UBS AG, London Branch 5 Broadgate London, EC2M 2QS Tel. +44-20-7567 8000 www.ubs.com

AMENDMENT TO THE CONFIRMATION

DATED AS OF:	November 22, 2016

TO:	Waha AC Coöperatief U.A.
ATTENTION:	Fahad Al Qassim
TELEPHONE:	+971 2 403 9385
FACSIMILE:	+971 2 667 7383

FROM:	UBS AG, London Branch

SUBJECT:	Amendment to the Funded Collar Transaction

REFERENCE NUMBER(S):	BKP352STM4203783

Dear Sir or Madam,

The purpose of this letter agreement (this “Amendment”) is to amend the letter agreement dated as of December 1, 2014, as amended from time to time to the date hereof, between UBS AG, London Branch (“Dealer”) and Waha AC Coöperatief U.A. (“Counterparty”) (the “Confirmation”) confirming the terms and conditions of the Funded Collar Transaction (the “Transaction”). Any capitalized term used but not defined herein shall have the meaning assigned thereto in the Confirmation. References to the “Security Deed” shall be to the Security Deed as confirmed and supplemented by the supplemental security deed dated August 24, 2016 (the “Supplemental Security Deed”) and references to the “Recalled Shares Security Deed” shall be to the Recalled Shares Security Deed as supplemented by the recalled share supplemental security deed dated August 24, 2016 (the “Recalled Shares Supplemental Security Deed”). The Supplemental Security Deed and the Recalled Shares Supplemental Security Deed shall each constitute a “Document” for the purposes of the Confirmation.

UBS Securities LLC (the “Agent”) shall act as “agent” for Dealer and Counterparty within the meaning of Rule 15a-6 under the Exchange Act. The Agent is not a principal to this Amendment and shall have no responsibility or liability to Dealer or Counterparty in respect of this Amendment or the Transaction amended hereby, including, without limitation, in respect of the failure of Dealer or Counterparty to pay or perform under this Amendment. Each of Dealer and Counterparty agrees to proceed solely against the other to collect or recover any securities or money owing to it in connection with or as a result of this Amendment. The Agent shall otherwise have no liability in respect of this Amendment, except for its gross negligence or willful misconduct in performing its duties as Agent hereunder. As a broker-dealer registered with the Securities and Exchange Commission, the Agent will be responsible for (i) effecting any Transaction amended by this Amendment, (ii) issuing all required notices, confirmations and statements to Dealer and Counterparty and (iii) maintaining books and records relating to this Amendment.

1. Amendments. The Confirmation is hereby amended as of the Amendment Effective Date (as defined below) by:

a.	amending the text opposite the caption “Components” under the heading “General Terms” in Section 2 of the Confirmation by replacing the number “60” therein with the number “80”;

b.	amending and restating Annex A of the Confirmation in its entirety as set forth in Annex A hereto;

UBS Investment Bank is a business division of UBS AG

UBS Limited is a subsidiary of UBS AG

UBS Limited is incorporated as a limited liability company in England & Wales Registered Address: 5 Broadgate, London EC2M 2QS Company Number: 2035362

UBS Limited is a member of the London Stock Exchange and is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority.

c.	amending clause (b) of the text opposite the heading “Collateral” in Section 2 of the Confirmation by adding the phrase “, as amended, modified or supplemented” immediately following the word “deed” in the fifth line thereof; and

d.	replacing “Orangefield Services (UK) Limited” opposite the caption “Party B appoints as its Process Agent” under Section 5(h) of the Confirmation with the words “Vistra (UK) Limited” and deleting the words “Attention: W.A. Smit” opposite the same caption.

For the avoidance of doubt, as a result of the amendments set forth in Sections 1(a) and 1(b) above, the Components that bear the “Component Numbers” from, and including, 52 to, and including, 60 immediately preceding the effectiveness of this Amendment shall bear the “Component Numbers” from, and including, 72 to, and including, 80, as of the Amendment Effective Date as set forth in Annex A hereto, and such Components constitute Revoked Components pursuant to the letter agreement between Counterparty and Dealer dated as of April 6, 2015.

2. Amendment Payment. Dealer shall pay to Counterparty an amount equal to USD 11,649,517 on or prior to November 29, 2016 (or, if later, the Amendment Effective Date (determined without taking into account the requirement to make such payment for this purpose)).

3. Collateral.

a.	As of the Amendment Effective Date, as a result of the increase to the Number of Transaction Shares pursuant to this Amendment (the “Share Upsize”), the Collateral shall also be increased by a number of Collateral Shares equal to such Share Upsize, which shall be deemed to have been deposited to the Collateral Account on the Amendment Effective Date and immediately Rehypothecated by Dealer.

b.	Counterparty hereby confirms and agrees that none of the rights and remedies of Dealer under the Security Deed and the Recalled Shares Security Deed shall be prejudiced, avoided or otherwise adversely affected by this Amendment and Dealer may rely and continue to rely on the Security Deed, the Supplemental Security Deed, the Recalled Shares Security Deed and the Recalled Shares Supplemental Security Deed as if references therein to the “Confirmation” and to the “Agreement” are to such instrument as amended, varied, extended and supplemented from time to time.

4. Representations, Warranties and Covenants.

a.	Each of Dealer and Counterparty hereby repeat and remake each representation, warranty and covenant set forth in the provisions opposite the caption “Collateral” of the Confirmation, in Section 4 of the Confirmation and in the Agreement made on the Trade Date to each other as if this Amendment were the Confirmation and the Transaction and as if the date hereof were the Trade Date and references to the Security Deed were to the Security Deed and the Supplemental Security Deed.

b.	Counterparty represents and warrants to, and agrees with, Dealer that Counterparty shall file or cause to be filed, on the date hereof and in the manner contemplated by Rule 144(h) under the Securities Act, a notice on Form 144 relating to a number of Shares equal to the Aggregate Hedge Shares (as defined below) (in addition to any other Shares that such Form 144 may relate to), in the form and substance as previously provided to Dealer. Counterparty shall provide Dealer a reasonable opportunity to review and comment on any other public disclosure related to this Amendment and the transactions contemplated hereby, including, without limitation, any report or schedule filed or amended under the Exchange Act.

c.

Counterparty represents and warrants to, and agrees with, Dealer that from the date three months prior to the date hereof, neither Counterparty nor any affiliate of Counterparty nor any person who would be considered to be the same “person” as Counterparty or “act[ing] in concert” with Counterparty (as such terms are used in clauses (a)(2) and (e)(3)(vi) of Rule 144

2

under the Securities Act (“Rule 144”)) has sold or hedged (through swaps, options, short sales or otherwise) any long position in, any Shares, except for Counterparty’s sale of 994,548 Shares to Deutsche Bank Securities Inc. on August 23, 2016. Counterparty has not solicited or arranged for the solicitation of, and will not solicit or arrange for the solicitation of, orders to buy Shares in anticipation of or in connection with any sales of the Aggregate Hedge Shares. Except as provided herein, the similar agreements entered into as of the date hereof and the sale by Avia Holding Limited of 4,000,000 Shares to the Block Placement Banks (the “Avia Sale”), Counterparty has not made or arranged for, and will not make or arrange for, any payment to any person in connection with any sales of the Aggregate Hedge Shares that may be effected by or on behalf of Dealer. Counterparty does not know or have any reason to believe that the Issuer has not complied with the reporting requirements contained in paragraph (c)(1) of Rule 144. For the purposes of this paragraph, Shares shall be deemed to include securities convertible into or exchangeable or exercisable for Shares.

d.	Each of Dealer and Counterparty represents and warrants to, and agrees with, the other that the Aggregate Hedge Shares are intended to be sold in transactions conforming to the manner-of-sale conditions described in Rule 144(f) and (g).

5. Conditions to Effectiveness. This Amendment shall be effective on the date (the “Amendment Effective Date”) the following conditions have been satisfied or waived:

a.	Each of Dealer and Counterparty shall have performed all of the obligations required to be performed by it hereunder on or prior to the date required hereby;

b.	Counterparty shall have agreed to sell, and Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. (the “Block Placement Banks”) shall have agreed to buy, an aggregate of 1,675,064 Shares (the “Aggregate Hedge Shares”) at a price of USD 43.76 per share (the “Block Price”) under Rule 144, pursuant to such terms and conditions as may be agreed between Counterparty and the Block Placement Banks;

c.	Dealer shall have received a transfer of an aggregate of 397,449 Shares (the “Additional Collateral Shares”) from one or more other financial institutions, free of payment, as an adjustment to its Hedge Position in respect of the Transaction;

d.	Dealer shall have sold an aggregate of 739,546 Shares to one or more other financial institutions at the Block Price per share, as an adjustment to its Hedge Position in respect of the Transaction;

e.	all documents and instruments, required by law or reasonably requested by Dealer to be filed, registered or recorded to create and/or re-confirm any additional security interests intended to be created by the Security Deed and perfect or record such security interests shall have been filed, registered or recorded or delivered to Dealer for filing, registration or recording;

f.	perfection steps over the Collateral Shares (including any Additional Collateral Shares) required in the relevant jurisdiction shall have been completed;

g.	all of the representations and warranties of Counterparty hereunder shall be true and correct;

h.	Counterparty shall have provided to Dealer (i) a legal opinion of Clifford Chance LLP, as Dutch counsel to Counterparty, (ii) a legal opinion of Latham & Watkins LLP, as English counsel to Counterparty and (iii) a legal opinion of Latham & Watkins LLP, as U.S. counsel to Counterparty, in each case addressed to Dealer and in the form agreed to between Counterparty and Dealer; and

i.	Dealer and the Block Placement Banks shall have settled the sale of the portion of the Aggregate Hedge Shares corresponding to the Confirmation, as amended by this Amendment, if any.

3

If the Amendment Effective Date shall not have occurred by November 29, 2016 (or such later date as agreed upon by the parties hereto), this Amendment shall automatically terminate and cease to be of further effect and the parties shall have no obligations in connection with this Amendment, other than (x) in respect of breaches of representations or covenants on or prior to such date and (y) pursuant to Section 6 below. Each of Dealer and Counterparty agree to use commercially reasonable efforts to cause the Amendment Effective Date to occur on or prior to November 29, 2016.

6. Hedging Costs. If (i) the Amendment Effective Date does not occur by November 29, 2016 (or such later date as agreed upon by the parties hereto), (ii) Dealer has not breached the Confirmation, as amended by this Amendment and (iii) this Amendment is terminated as set forth in Section 5 above, Counterparty shall, upon the written request of Dealer, promptly reimburse Dealer for any costs (including, but not limited to, hedging mismatches and market losses) and expenses incurred by Dealer in connection with its hedging activities or otherwise in connection with this Amendment on and after the date hereof.

7. Continuing Effect. This Amendment amends solely the terms and provisions of the Transaction and the Confirmation set forth herein and nothing in this Amendment is intended or shall be construed as amending or waiving any other terms or provisions of the Transaction, the Confirmation or any other rights of Dealer or Counterparty under the Transaction or the Confirmation. Dealer and Counterparty acknowledge that each of the Transaction and the Confirmation (each as amended by this Amendment) are in full force and effect and are hereby confirmed and ratified in all respects. References in the Confirmation to the “Confirmation” or the “Transaction”, as applicable, shall refer to the Confirmation or the Transaction, as applicable, as amended by this Amendment. Counterparty hereby confirms and agrees that none of the rights and remedies of Dealer under the Confirmation shall be prejudiced, avoided or otherwise adversely affected by this Amendment and Dealer may rely and continue to rely on the Confirmation as if references therein to the “Confirmation” are to such instrument as amended, varied, extended and supplemented by this Amendment.

8. Severability; Illegality. Notwithstanding anything to the contrary in the Agreement, if compliance by either party with any provision of this Amendment would be unenforceable or illegal, (i) the parties shall negotiate in good faith to resolve such unenforceability or illegality in a manner that preserves the economic benefits of the transactions contemplated hereby and (ii) the other provisions of this Amendment shall not be invalidated, but shall remain in full force and effect.

9. Governing Law; Submission to Jurisdiction. This Amendment and all matters and all non-contractual obligations arising out of or in connection with this Amendment shall be governed by, and construed and enforced in accordance with, English Law. This Amendment is also subject to, and incorporates, the jurisdiction provisions contained in Section 13(b) of the Agreement as though, for such purpose, references in such Section 13(b) (as amended pursuant to the following proviso) to the “Agreement” were deemed to refer to this Amendment; provided that in the first line of Section 13(b) the following shall be inserted after the word “Agreement”: “including, without limitation, disputes relating to any non-contractual obligations arising out of or in connection with this Amendment”.

10. Contracts (Rights of Third Parties) Act 1999. A person who is not a party to this Amendment has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Amendment but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

11. Market Abuse Regulation Representations.

a.	In connection with this Amendment, Counterparty on behalf of itself and each Relevant Person (as defined below) hereby represents and warrants to Dealer, on the date of this Amendment and on each following day up to and including the date on which all amounts and liabilities under the Transaction have been discharged, that:

i.

for the purposes of the EU Market Abuse Regulations or comparable legislation of any other applicable jurisdiction (including but not limited to the jurisdictions in which Dealer and the issuer of the Shares are incorporated) (each, a “Relevant Jurisdiction”)), neither Counterparty nor any of its or its affiliate’s respective directors, employees or agents (each a “Relevant Person”) has made, or in any way

4

influenced, the decision to enter into this Amendment on the basis of any inside information, price-sensitive information or other material non-public information (for the purposes of this letter, each however defined under all applicable laws and regulations in each Relevant Jurisdiction) and neither Counterparty nor any of the Relevant Persons will at any time during the term of the Transaction disclose any inside information, material non-public information or price-sensitive information to Dealer;

ii.	Counterparty further warrants that, by entering into this Amendment, Dealer will not be caused to be in possession of any price-sensitive information;

iii.	Counterparty shall not seek to terminate, amend or otherwise modify the terms of the Transaction or exercise any right or take any action under the terms of the Transaction if it or any of the Relevant Persons is in possession of any price-sensitive or other material non-public information (each however defined under all applicable laws and regulations in each Relevant Jurisdiction) regarding any of the Shares;

iv.	neither Counterparty, nor any of the Relevant Persons has engaged in any behaviour or action which is designed to cause or result in, has caused or resulting in, or might reasonably be expected to cause or result in, stabilisation or manipulation of the price of, or creating any false impression as to the demand or supply of, the Shares (or any other securities issued by the issuer thereof);

v.	Counterparty and the Relevant Persons have not made, and will not make, any disclosure of false, incomplete, or misleading information which has caused, or might reasonably be expected to cause, a change in the normal functioning of the securities market, the stabilisation or manipulation of the price of, or creating any false impression as to the demand or supply of, the Shares (or any other securities issued by the issuer thereof); and

vi.	Counterparty confirms that the transactions contemplated hereby are within its corporate powers, and that they constitute a genuine and legitimate business and commercial purpose. Counterparty further confirms that it is not entering into this Amendment for any illegal, improper or unethical purpose.

b.	Counterparty hereby further undertakes to comply with all relevant laws and regulations with respect to the Transaction, including without limitation any disclosure rules in the Relevant Jurisdictions.

12. Method of Delivery. This Amendment has been entered into by a member of the UBS group (“UBS Party”). For the avoidance of doubt, any payment or delivery obligations of the UBS Party in respect of this Amendment may be effected by either UBS Limited, UBS Securities LLC or UBS AG, London Branch (the “Settlement Agent”). UBS Party has authorised the Settlement Agent to act on its behalf in the same manner and with the same force and effect as UBS Party might or could do in connection with any such payment or delivery obligation.

5

This Amendment may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Very truly yours,

UBS AG, LONDON BRANCH

By:	/s/ Jeremy S. Sloan
Name: Jeremy S. Sloan
Title: Managing Director

By:	/s/ Enes Ayaz
Name: Enes Ayaz
Title: Associate Director

[Signature page of Amendment]

Counterparty hereby agrees to, accepts and confirms the terms of the foregoing as of the date set forth above.

WAHA AC COÖPERATIEF U.A.

By:	/s/ Fahad Al Qassim
Name: Fahad Al Qassim
Title: Proxy Holder

[Signature page of Amendment]

ANNEX A

For each Component, the Number of Options and the Scheduled Valuation Date is set forth below:

Component Number	Number of Options	Put Strike Price	Call Strike Price	Scheduled Valuation Date	Final Disruption Date
1	19,744	USD 34.7400	USD 55.9700	9/10/2018	10/19/2018
2	19,744	USD 34.7400	USD 55.9700	9/11/2018	10/19/2018
3	19,744	USD 34.7400	USD 55.9700	9/12/2018	10/19/2018
4	19,744	USD 34.7400	USD 55.9700	9/13/2018	10/19/2018
5	19,744	USD 34.7400	USD 55.9700	9/14/2018	10/19/2018
6	19,744	USD 34.7400	USD 55.9700	9/17/2018	10/19/2018
7	19,744	USD 34.7400	USD 55.9700	9/18/2018	10/19/2018
8	19,744	USD 34.7400	USD 55.9700	9/19/2018	10/19/2018
9	19,744	USD 34.7400	USD 55.9700	9/20/2018	10/19/2018
10	19,744	USD 34.7400	USD 55.9700	9/21/2018	10/19/2018
11	19,744	USD 34.7400	USD 55.9700	9/24/2018	10/19/2018
12	19,744	USD 34.7400	USD 55.9700	9/25/2018	10/19/2018
13	19,744	USD 34.7400	USD 55.9700	9/26/2018	10/19/2018
14	19,744	USD 34.7400	USD 55.9700	9/27/2018	10/19/2018
15	19,744	USD 34.7400	USD 55.9700	9/28/2018	10/19/2018
16	19,744	USD 34.7400	USD 55.9700	10/1/2018	10/19/2018
17	19,744	USD 34.7400	USD 55.9700	10/2/2018	10/19/2018
18	19,744	USD 34.7400	USD 55.9700	10/3/2018	10/19/2018
19	19,744	USD 34.7400	USD 55.9700	10/4/2018	10/19/2018
20	22,298	USD 34.7400	USD 55.9700	10/5/2018	10/19/2018
21	39,489	USD 39.3840	USD 59.0760	11/19/2018	1/2/2019
22	39,489	USD 39.3840	USD 59.0760	11/20/2018	1/2/2019
23	39,489	USD 39.3840	USD 59.0760	11/21/2018	1/2/2019
24	39,489	USD 39.3840	USD 59.0760	11/23/2018	1/2/2019
25	39,489	USD 39.3840	USD 59.0760	11/26/2018	1/2/2019
26	39,489	USD 39.3840	USD 59.0760	11/27/2018	1/2/2019
27	39,489	USD 39.3840	USD 59.0760	11/28/2018	1/2/2019
28	39,489	USD 39.3840	USD 59.0760	11/29/2018	1/2/2019
29	39,489	USD 39.3840	USD 59.0760	11/30/2018	1/2/2019
30	39,489	USD 39.3840	USD 59.0760	12/3/2018	1/2/2019
31	39,489	USD 39.3840	USD 59.0760	12/4/2018	1/2/2019
32	39,489	USD 39.3840	USD 59.0760	12/5/2018	1/2/2019
33	39,489	USD 39.3840	USD 59.0760	12/6/2018	1/2/2019
34	39,489	USD 39.3840	USD 59.0760	12/7/2018	1/2/2019

Annex A – 1

Component Number	Number of Options	Put Strike Price	Call Strike Price	Scheduled Valuation Date	Final Disruption Date
35	39,489	USD 39.3840	USD 59.0760	12/10/2018	1/2/2019
36	39,489	USD 39.3840	USD 59.0760	12/11/2018	1/2/2019
37	39,489	USD 39.3840	USD 59.0760	12/12/2018	1/2/2019
38	39,489	USD 39.3840	USD 59.0760	12/13/2018	1/2/2019
39	39,489	USD 39.3840	USD 59.0760	12/14/2018	1/2/2019
40	39,487	USD 39.3840	USD 59.0760	12/17/2018	1/2/2019
41	40,000	USD 39.3840	USD 61.2640	2/19/2019	4/1/2019
42	40,000	USD 39.3840	USD 61.2640	2/20/2019	4/1/2019
43	40,000	USD 39.3840	USD 61.2640	2/21/2019	4/1/2019
44	40,000	USD 39.3840	USD 61.2640	2/22/2019	4/1/2019
45	40,000	USD 39.3840	USD 61.2640	2/25/2019	4/1/2019
46	40,000	USD 39.3840	USD 61.2640	2/26/2019	4/1/2019
47	40,000	USD 39.3840	USD 61.2640	2/27/2019	4/1/2019
48	40,000	USD 39.3840	USD 61.2640	2/28/2019	4/1/2019
49	40,000	USD 39.3840	USD 61.2640	3/1/2019	4/1/2019
50	40,000	USD 39.3840	USD 61.2640	3/4/2019	4/1/2019
51	40,000	USD 39.3840	USD 61.2640	3/5/2019	4/1/2019
52	40,000	USD 39.3840	USD 61.2640	3/6/2019	4/1/2019
53	40,000	USD 39.3840	USD 61.2640	3/7/2019	4/1/2019
54	40,000	USD 39.3840	USD 61.2640	3/8/2019	4/1/2019
55	40,000	USD 39.3840	USD 61.2640	3/11/2019	4/1/2019
56	40,000	USD 39.3840	USD 61.2640	3/12/2019	4/1/2019
57	40,000	USD 39.3840	USD 61.2640	3/13/2019	4/1/2019
58	40,000	USD 39.3840	USD 61.2640	3/14/2019	4/1/2019
59	40,000	USD 39.3840	USD 61.2640	3/15/2019	4/1/2019
60	40,000	USD 39.3840	USD 61.2640	3/18/2019	4/1/2019
61	59,693	USD 37.1070	USD 53.5990	1/19/2018	3/2/2018
62	59,693	USD 37.1070	USD 53.5990	1/22/2018	3/2/2018
63	59,693	USD 37.1070	USD 53.5990	1/23/2018	3/2/2018
64	59,693	USD 37.1070	USD 53.5990	1/24/2018	3/2/2018
65	59,693	USD 37.1070	USD 53.5990	1/25/2018	3/2/2018
66	59,693	USD 37.1070	USD 53.5990	1/26/2018	3/2/2018
67	59,693	USD 37.1070	USD 53.5990	1/29/2018	3/2/2018
68	59,693	USD 37.1070	USD 53.5990	1/30/2018	3/2/2018
69	59,693	USD 37.1070	USD 53.5990	1/31/2018	3/2/2018
70	59,693	USD 37.1070	USD 53.5990	2/1/2018	3/2/2018
71	59,693	USD 37.1070	USD 53.5990	2/2/2018	3/2/2018
72	59,693	USD 37.1070	USD 53.5990	2/5/2018	3/2/2018

Annex A – 2

Component Number	Number of Options	Put Strike Price	Call Strike Price	Scheduled Valuation Date	Final Disruption Date
73	59,693	USD 37.1070	USD 53.5990	2/6/2018	3/2/2018
74	59,693	USD 37.1070	USD 53.5990	2/7/2018	3/2/2018
75	59,693	USD 37.1070	USD 53.5990	2/8/2018	3/2/2018
76	59,693	USD 37.1070	USD 53.5990	2/9/2018	3/2/2018
77	59,693	USD 37.1070	USD 53.5990	2/12/2018	3/2/2018
78	59,693	USD 37.1070	USD 53.5990	2/13/2018	3/2/2018
79	59,693	USD 37.1070	USD 53.5990	2/14/2018	3/2/2018
80	58,162	USD 37.1070	USD 53.5990	2/15/2018	3/2/2018

Annex A – 3